Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
Chip.Wochomurka@Healthways.com

HEALTHWAYS REPORTS FOURTH-QUARTER DILUTED GAAP EPS OF $0.45
AND ADJUSTED EPS OF $0.25
———————————
ESTABLISHES FINANCIAL GUIDANCE FOR 2011

NASHVILLE, Tenn. (February 15, 2011) – Healthways, Inc. (NASDAQ: HWAY) today announced financial results for the fourth quarter and year ended December 31, 2010.  Total revenues for the quarter were $195.3 million compared with $175.2 million for the fourth quarter of 2009.  Net income for the fourth quarter of 2010 was $15.6 million, or $0.45 per diluted share, compared with $7.5 million, or $0.22 per diluted share, for the fourth quarter of 2009.  For the year ended December 31, 2010, total revenues were $720.3 million compared with $717.4 million for 2009.  Net income for 2010 was $47.3 million, or $1.36 per diluted share, compared with $10.4 million, or $0.30 per diluted share for 2009.

Adjusted revenues for the fourth quarter of 2010 were $173.0 million, which excludes $22.3 million in revenues related to a previously announced final settlement with the Centers for Medicare and Medicaid Services (the “CMS Settlement”), compared with $175.2 million for the fourth quarter of 2009. Adjusted net income per diluted share for the fourth quarter of 2010 increased 13.6% over the fourth quarter of 2009 to $0.25, excluding a net $0.20 related to the impact of the CMS Settlement, charges associated with domestic and international capacity consolidation and restructuring (the “Restructuring”), and earnings related to a final adjustment of an estimated earn-out liability.  Adjusted revenues for 2010 were $698.0 million, which excludes the CMS Settlement.  Adjusted net income per diluted share for 2010 was $1.11 – excluding a net $0.24 related to the impact of the CMS Settlement, charges associated with the Restructuring, adjustments to an estimated earn-out liability and an investment gain – which represented a 6.7% increase over adjusted net income per diluted share for 2009 of $1.04, excluding lawsuit settlement costs of $0.73.  See pages 8 through 12 for a reconciliation of GAAP and non-GAAP results.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 through 12 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended December 31,
	2010	2010	2009
	Actual	Guidance	Actual

Domestic, excluding earn-out adjustment, Restructuring, and CMS Settlement	$0.28	$0.26 – 0.30	$0.22
International, excluding Restructuring	(0.03)	(0.05)-(0.02)	0.00
Adjusted net income per diluted share	0.25	0.21 – 0.28	0.22
Earn-out adjustment	0.03	-	-
Restructuring	(0.20)	(0.14)	-
CMS Settlement	0.37	0.38	-
Net income per diluted share	$0.45	$0.45-0.52	$0.22

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

	Twelve Months Ended December 31,
	2010	2010	2009
	Actual	Guidance	Actual

Domestic, excluding earn-out adjustments and investment gain, Restructuring, CMS Settlement and lawsuit settlement	$1.14	$1.12 – 1.16	$1.15
International, excluding Restructuring	(0.03)	(0.05)-(0.02)	(0.11)
Adjusted net income per diluted share	1.11	1.07 – 1.14	1.04
Earn-out adjustments and investment gain	0.07	0.05	-
Restructuring	(0.20)	(0.14)	-
CMS Settlement	0.37	0.38	-
Lawsuit settlement	-	-	(0.73)
Net income per diluted share	$1.36 (1)	$1.36 – 1.43	$0.30 (1)

(1) Figures do not add due to rounding.

Ben R. Leedle, Jr., chief executive officer of Healthways, remarked, “Healthways performed in line with our expectations for the fourth quarter of 2010.  While we expected a slight decline in adjusted comparable-quarter domestic revenue, adjusted domestic earnings per diluted share for the fourth quarter increased 27.3% compared with the fourth quarter of 2009.  This performance drove an increase in adjusted consolidated EBITDA for the fourth quarter to 17.2% of adjusted revenue from 16.5% for the fourth quarter of 2009.

“Restructuring costs incurred during the fourth quarter were $10.2 million, or $0.20 per diluted share. These costs exceeded the anticipated level of $8 million for the quarter due primarily to greater than expected expenses related to the consolidation and restructuring of our operations in Germany.

“The Company’s net cash flow from operations was $4.0 million for the quarter and $72.9 million for the year, which included the impact of the $28 million payment related to the CMS Settlement. Excluding this payment, net operating cash flow for all 2010 totaled $101 million, just above the high end of our expected range.  Total debt to total capitalization was 36.5% at the end of 2010, as compared to 40.5% at the end of 2009.  For 2010, cash EBITDA was $156.4 million, and the ratio of long-term debt to cash EBITDA was 1.6 at the end of 2010, as compared to 1.9 at the end of 2009 and 1.7 at the end of the third quarter of 2010.”

2011 Financial Guidance

In framing the Company’s financial outlook for 2011, Mr. Leedle added, “During the fourth quarter, we continued to sign new, expanded and extended contracts, including the renewal of two large contracts that had been anticipated during 2010.  In addition, despite continuing disruption in the health care industry related to implementation of health care reform, our fourth-quarter Request for Proposal (“RFP”) volume increased on both a comparable- and sequential-quarter basis.  The timing of these RFPs, our very recently announced signings of significant new contracts and our pipeline of potential contracts reflect market dynamics that are consistent with our previously discussed expectation that in 2011 we will establish a solid business base for growth in 2012 and beyond.

“Through investments in continuing innovation, we have positioned the Company with the capabilities and solutions necessary to effectively address the transformational change facing health

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

care around the world.  Validation of that investment comes first with signing pioneering contracts, such as our recently announced agreements with Hawaii Medical Service Association (“HMSA”) and the State Government of New South Wales.  These types of contracts will result in an increased intensity of start up and operating costs to implement, engage and ramp eligible membership, and scale the solutions.  Historically, early contracts in the innovation cycle also require increased performance risk, which can affect the timing of revenue recognition.  We are confident in our ability to successfully deliver on the expanded value proposition within these innovative solutions that becomes the catalyst for continued market adoption and brings additional opportunities that fuel sustainable growth.

“Changes in the organization, payment and delivery of health care services are inevitable, both domestically, in the wake of reform, and internationally as both the public and private sectors increasingly struggle with the same issues of escalating disease incidence and costs that we face at home.  These changes are manifest across our entire customer set of health plans, employers and governments, all of which have clearly concluded that business as usual is no longer a sustainable model.  These changes will bring physicians and integrated delivery systems to our market as additional direct customers.

“As we assess the market, evaluate the scope of newly issued RFPs and collaborate with our existing customers, we have identified a number of clearly emerging trends that represent near-term opportunities that we are uniquely positioned to address.  Among these trends are:

1)	Health plan preparation for the implementation of state insurance exchanges, which is projected to cause significant disruption of their individual and small group fully insured business;

2)	Change from a volume-based to a performance-based payment system and the associated shift of financial risk and responsibility for cost and quality from health plans to providers;

3)	Increasing payer requests for a comprehensive, integrated solution that addresses longitudinal health risk and care needs for total populations;

4)	Global adoption of population health management by both foreign government and foreign private sector health organizations; and

5)	Large employers are recognizing the expanded value of improved well-being to reduce medical cost and improve individual and company productivity and performance.

“Healthways anticipated these trends and has led the industry in the development of both the comprehensive solutions necessary to address them and the tools and infrastructure necessary to deliver these solutions at scale.  As a result, we are now at that point in the innovation cycle where we anticipate the signing of the pioneering contracts that will lead to both near-term and sustainable growth.

“As we progress through 2011, we expect to achieve strategic execution with respect to these new and ongoing growth opportunities.  Our recent major contract expansion with the HMSA is a case in point.  Under the new 10-year contract, Healthways will assume responsibility for HMSA’s disease management, care management, pharmacy benefit management, behavioral health management, health promotion, prevention, quality improvement and related functions for the plan’s approximately 700,000 members across all lines of business.  Our partnership will also work to further the development and implementation of the HMSA state-wide patient-centered medical home

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

initiative.  In addition to the investment required to integrate services, the contract structure includes significant performance-based fees.  Accordingly, we expect this contract will begin to produce ‘normalized’ revenues and margins in 2012.

“Our second recently announced major contract is to provide a government funded severe chronic disease management program to an estimated 36,000 people in New South Wales, Australia.  The innovative delivery model requires deep integration with hospitals, physicians and other health care providers.  This contract will also require investment in 2011 to launch services that will generate a growing revenue stream as enrollment ramps up during the year.  This is our third enrollment based contract in Australia, and our experience indicates a nine to twelve month period is typically required to reach target engagement levels.  As a result, we expect this contract will reach target financial performance during 2012.

“Despite their anticipated impact on 2011 financial results, these contracts substantiate the Company’s prospects for growth in 2012 and beyond.  Additional prospective agreements reflecting the impact of the emerging market trends may come with similar financial profiles as costs are incurred before full revenue and margin maturity is achieved.  Our past performance with such contracts has proven our ability to deliver the outcomes required to achieve corresponding financial targets and to then drive subsequent meaningful and sustainable growth.”

Revenue Guidance

Healthways today established its guidance for 2011 revenues in a range of $672 million to $710 million.  This range includes revenues from domestic operations in a range of $650 million to $680 million and from international revenues in a range of $22 million to $30 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING DECEMBER 31, 2011 AND THE YEAR ENDED DECEMBER 31, 2010
(Dollars in millions)
See pages 8 through 12 for a reconciliation of GAAP and non-GAAP results

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding CMS Settlement	$650.0 - 680.0	$667.9
International	22.0 - 30.0	30.1
Adjusted revenues	$672.0 - 710.0	$698.0
CMS Settlement	-	22.3
Revenues	$672.0 - 710.0	$720.3

Earnings Guidance

The Company today also established its guidance for 2011 net income per diluted share in a range of $0.90 to $1.08.  This range includes net income per diluted share from domestic operations in a range of $0.94 to $1.04 and from international operations in a range of negative $0.04 to positive $0.04.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 through 12 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2011	Dec. 31, 2010
	(Guidance)	(Actual)
Domestic, excluding earn-out adjustments and investment gain, Restructuring, CMS Settlement and lawsuit settlement	$0.94 – 1.04	$1.14
International, excluding Restructuring	(0.04) – 0.04	(0.03)
Adjusted net income per diluted share	0.90 – 1.08	$1.11
Earn-out adjustments and investment gain	-	0.07
Restructuring	-	(0.20)
CMS Settlement	-	0.37
Net income per diluted share	$0.90 – 1.08	$1.36 (1)

(1) Figures do not add due to rounding.

Summary

Mr. Leedle concluded, “With proven, integrated, comprehensive solutions that encompass whole populations regardless of age, gender or health status, as well as the tools, platform and infrastructure necessary to deliver these solutions at scale, we expect the emerging market trends to accelerate and to create further opportunities that engage our core strengths.  These strengths support a value proposition that improves well being, lowers costs and improves individual and business performance through helping healthy people stay healthy, reducing health risks and optimizing care for those with chronic conditions.  Simply put, this value proposition anticipates and is aligned with the transformational change continuing in the health care industry.  In addition, as our recent contracts indicate, we are continuing to innovate to provide our value proposition at increasing levels of significance with health plans, employers, providers, individuals, communities and governments. We believe these contracts and others we expect to sign in 2011 will provide a foundation for growth in 2012 and beyond.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 8832846, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations and involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

operations.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements.  Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements.  The important factors include but are not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to fully implement new contracts;
•
the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation in order to provide forward-looking guidance;

•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•	the risks associated with changes in macroeconomic conditions;
•	the Company’s ability to integrate acquired businesses or technologies into the Company’s business;
•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services or technologies into the Company’s business;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to our business, including the recently enacted Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs.  Healthways' solutions are designed to help healthy individuals stay healthy, mitigate or eliminate lifestyle risk factors that can lead to disease and optimize care for those with chronic illness.  Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally.  Healthways also provides a national, fully accredited complementary and alternative Health Provider Network and a national Fitness Center Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system.  For more information, please visit www.healthways.com.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$195,324	$175,212	$720,333	$717,426
Cost of services (exclusive of depreciation and amortization of $9,733, $9,590, $39,203, and $35,433, respectively, included below)	123,174	129,902	493,713	522,999
Selling, general & administrative expenses	19,473	16,485	72,830	71,535
Depreciation and amortization	13,090	13,134	52,756	49,289
Restructuring and related charges	10,258	—	10,258	—

Operating income	29,329	15,691	90,776	73,603
Gain on sale of investment	—	—	(1,163)	(2,581)
Interest expense	3,642	3,626	14,164	15,717
Legal settlement and related costs	—	—	—	39,956

Income before income taxes	25,687	12,065	77,775	20,511
Income tax expense	10,133	4,556	30,445	10,137

Net income	$15,554	$7,509	$47,330	$10,374

Earnings per share:
Basic	$0.45	$0.22	$1.39	$0.31

Diluted	$0.45	$0.22	$1.36	$0.30

Weighted average common shares
and equivalents:
Basic	34,211	33,819	34,129	33,730
Diluted	34,704	34,758	34,902	34,359

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Domestic Revenues Excluding CMS Settlement and Reconciliation of Adjusted Revenues to Revenues, GAAP Basis

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010
Domestic revenues, excluding CMS settlement (1)	$165.4	$667.9
International revenues	7.6	30.1
Adjusted revenues (2)	$173.0	$698.0
Revenues attributable to CMS settlement (3)	22.3	22.3
Revenues, GAAP basis	$195.3	$720.3

(1) Domestic revenues excluding CMS settlement is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider domestic revenues excluding CMS settlement in isolation or as a substitute for domestic revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted revenues is a non-GAAP financial measure.  The Company excludes revenues attributable to CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted revenues in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(3) Revenues attributable to CMS settlement consists of pre-tax revenues of $22.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Earn-Out Adjustment and Investment Gain, Restructuring Charges, and CMS Settlement and Reconciliation of Adjusted EPS to
EPS, GAAP Basis
	Three Months	Twelve Months
	Ended	Ended
	December 31, 2010	December 31, 2010
Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement (4)	$0.28	$1.14
International EPS (loss), excluding restructuring charges (5)	(0.03)	(0.03)
Adjusted EPS (6)	$0.25	$1.11
EPS attributable to earn-out adjustment and investment gain (7)	0.03	0.07
EPS (loss) attributable to restructuring charges (8)	(0.20)	(0.20)
EPS attributable to CMS settlement (9)	0.37	0.37
EPS, GAAP basis (10)	$0.45	$1.36

(4) Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to earn-out adjustment and

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to earn-out adjustment and investment gain includes income of $1.5 million and $3.0 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition for the three and twelve months ended December 31, 2010, respectively, and a $1.2 million gain during the twelve months ended December 31, 2010 attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(8) EPS attributable to restructuring charges includes charges of $10.2 million associated with both domestic and international capacity consolidation and other restructuring costs.

(9) EPS attributable to CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

(10) Figures may not add due to rounding.

Reconciliation of Domestic EPS Excluding Lawsuit Settlement Costs and Reconciliation of Adjusted EPS to Diluted EPS, GAAP Basis

Twelve Months Ended
December 31, 2009
Domestic EPS excluding lawsuit settlement costs (11)	$1.15
International EPS (loss)	(0.11)
Adjusted EPS (12)	$1.04
EPS (loss) attributable to lawsuit settlement costs (13)	(0.73)
EPS, GAAP basis (14)	$0.30

(11) Domestic EPS excluding lawsuit settlement costs is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Domestic EPS excluding lawsuit settlement costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

(12) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(13) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40.0 million related to the Company’s settlement of a qui tam lawsuit.

(14) Figures do not add due to rounding.

Reconciliation of Domestic EPS Guidance Excluding Earn-Out Adjustment and Investment Gain, Restructuring Charges, and CMS Settlement and Reconciliation of Adjusted EPS Guidance to Diluted EPS Guidance, GAAP Basis

	Three Months	Twelve Months
	Ended	Ended
	December 31, 2010	December 31, 2010
Domestic EPS guidance excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement (15)	$0.26 – 0.30	$1.12 – 1.16
International EPS (loss) guidance, excluding restructuring charges (16)	(0.05) – (0.02)	(0.05) – (0.02)
Adjusted EPS guidance (17)	$0.21– 0.28	$1.07– 1.14
EPS guidance attributable to earn-out adjustment and investment gain (18)	–	0.05
EPS (loss) guidance attributable to restructuring charges (19)	(0.14)	(0.14)
EPS guidance attributable to CMS settlement (20)	0.38	0.38
EPS guidance, GAAP basis	$0.45 – 0.52	$1.36 – 1.43

(15) Domestic EPS guidance excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS guidance excluding earn-out adjustment and investment gain, restructuring charges, and CMS settlement in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(16) International EPS (loss) guidance excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider International EPS (loss) guidance excluding restructuring charges in isolation or as a substitute for International EPS (loss) guidance determined in accordance with accounting principles generally accepted in the United States.

(17) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to earn-out adjustment and investment gain, restructuring charges, and CMS settlement from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

(18) EPS guidance attributable to earn-out adjustment and investment gain for the twelve months ended December 31, 2010 includes income of $1.5 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition and a $1.2 million gain attributable to a final escrow release related to the January 2009 sale of a private company in which we held a preferred stock investment.

(19) EPS guidance attributable to restructuring charges includes charges of approximately $8 million associated with both domestic and international capacity consolidation and other restructuring costs.

(20) EPS guidance attributable to CMS settlement includes net pretax income of $21.8 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

Reconciliation of Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) excluding Earn-out Adjustment, Restructuring Charges, and CMS Settlement to Net Income (in thousands)

	Three Months	Three Months
	Ended	Ended
	December 31, 2010	December 31, 2009
Adjusted EBITDA (21)	$29,798	$28,825
Interest expense	(3,642)	(3,626)
Income tax expense	(10,133)	(4,556)
Depreciation and amortization	(13,090)	(13,134)
Earn-out adjustment (22)	1,564	–
Restructuring charges (23)	(10,258)	–
CMS settlement (24)	21,315	–
Net income	$15,554	$7,509

(21) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes interest, taxes, depreciation and amortization, earn-out adjustment, restructuring charges, and CMS settlement from this measure and provides adjusted EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

(22) Earn-out adjustment includes income of $1.5 million attributable to an adjustment to the estimated earn-out liability from the 2009 HealthHonors acquisition for the three months ended December 31, 2010.

(23) Restructuring charges includes charges of $10.2 million associated with both domestic and international capacity consolidation and other restructuring costs.

(24) CMS settlement includes net pretax income of $21.3 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

Reconciliation of Cash Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) (in thousands)

Twelve Months
Ended
December 31, 2010
Cash EBITDA (25)	$156,436
Non-cash charges (26)	(11,741)
Interest expense	(14,164)
Income tax expense	(30,445)
Depreciation and amortization	(52,756)
Net income	$47,330

(25) Cash EBITDA is a non-GAAP financial measure.  The Company excludes interest, taxes, depreciation and amortization, and certain non-cash charges from this measure and provides cash EBITDA to enhance investors' understanding of the Company's operating performance and its capacity to fund capital expenditures and working capital requirements.  The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider cash EBITDA in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

(26) Non-cash charges consist of stock-based compensation and charges associated with both domestic and international capacity consolidation and other restructuring costs.

Reconciliation of Adjusted Cash Flow from Operations to Cash Flow from Operations, GAAP Basis (in millions)

Twelve Months Ended
December 31, 2010
Adjusted cash flow from operations (27)	$100.9
Cash flow used in operations related to CMS settlement (28)	(28.0)
Cash flow from operations, GAAP basis	$72.9

(27) Adjusted cash flow from operations is a non-GAAP financial measure.  The Company excludes cash flow used in operations related to CMS settlement from this measure because of its comparability to the Company's historical cash flows.  The Company believes it is useful to investors to provide disclosures of its cash flows on the same basis as that used by management.  You should not consider adjusted cash flow from operations in isolation or as a substitute for cash flow from operations determined in accordance with accounting principles generally accepted in the United States.

 (28) Cash flow used in operations related to CMS settlement includes a payment of $28.0 million attributable to the December 2010 final settlement with The Centers for Medicare and Medicaid Services (CMS) associated with the Company’s participation in two Medicare Health Support programs.

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	December 31,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$1,064	$2,356
Accounts receivable, net	89,108	100,833
Prepaid expenses	12,577	10,433
Other current assets	3,064	4,945
Income taxes receivable	8,695	6,452
Deferred tax asset	11,272	24,197
Total current assets	125,780	149,216

Property and equipment:
Leasehold improvements	40,662	40,609
Computer equipment and related software	207,077	166,448
Furniture and office equipment	27,328	28,096
Capital projects in process	10,117	23,052
	285,184	258,205
Less accumulated depreciation	(154,528)	(134,046)
	130,656	124,159

Other assets	14,733	11,498

Customer contracts, net	23,654	29,343
Other intangible assets, net	70,601	71,704
Goodwill, net	496,265	496,446

Total assets	$861,689	$882,366

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31,	December 31,
	2010	2009
Current liabilities:
Accounts payable	$22,555	$29,171
Accrued salaries and benefits	39,157	58,212
Accrued liabilities	31,532	25,004
Deferred revenue	5,931	4,639
Contract billings in excess of earned revenue	18,814	70,440
Current portion of long-term debt	3,935	2,192
Current portion of long-term liabilities	3,309	3,854
Total current liabilities	125,233	193,512

Long-term debt	243,425	254,345
Long-term deferred tax liability	23,050	14,617
Other long-term liabilities	39,140	42,615

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
34,018,706 and 33,858,917 shares outstanding	34	34
Additional paid-in capital	232,524	222,472
Retained earnings	206,210	158,880
Treasury stock, at cost	(4,494)	—
Accumulated other comprehensive loss	(3,433)	(4,109)
Total stockholders’ equity	430,841	377,277

Total liabilities and stockholders’ equity	$861,689	$882,366

- MORE -

HWAY Reports Fourth-Quarter Results

Feb. 15, 2011

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$47,330	$10,374
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	52,756	49,289
Amortization of deferred loan costs	1,827	1,518
Gain on sale of investment	(1,163)	(2,581)
Loss on disposal of property and equipment	160	1,584
Share-based employee compensation expense	11,450	10,213
Excess tax benefits from share-based payment arrangements	(1,067)	(381)
Decrease in accounts receivable, net	12,207	14,352
Increase in other current assets	(159)	(1,972)
(Decrease) increase in accounts payable	(2,256)	6,565
(Decrease) increase in accrued salaries and benefits	(19,715)	24,991
Decrease in other current liabilities	(45,206)	(11,067)
Deferred income taxes	16,682	8,076
Other	4,424	6,049
Increase in other assets	(1,121)	(172)
Payments on other long-term liabilities	(3,262)	(3,970)
Net cash flows provided by operating activities	72,887	112,868

Cash flows from investing activities:
Acquisition of property and equipment	(44,431)	(49,110)
Sale of investment	1,163	11,626
Business acquisitions, net of cash acquired, and equity investments	—	(19,486)
Change in restricted cash	—	(538)
Other	(5,581)	(4,918)
Net cash flows used in investing activities	(48,849)	(62,426)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	656,997	405,400
Payments of long-term debt	(673,188)	(457,303)
Deferred loan costs	(3,219)	(784)
Exercise of stock options	1,133	727
Excess tax benefits from share-based payment arrangements	1,067	381
Repurchases of common stock	(4,494)	—
Repurchase of stock options	—	(736)
Change in outstanding checks and other	(3,717)	(1,113)
Net cash flows used in financing activities	(25,421)	(53,428)

Effect of exchange rate changes on cash	91	185

Net decrease in cash and cash equivalents	(1,292)	(2,801)

Cash and cash equivalents, beginning of period	2,356	5,157

Cash and cash equivalents, end of period	$1,064	$2,356

- END -